Exhibit 99.1

TO BUSINESS AND TRAVEL EDITORS:

/C O R R E C T I O N — Jameson Inns, Inc./

In the news release, Jameson Inns, Inc. (Nasdaq: JAMS) Announces Participation in ICR XChange Investor Conference, issued Tuesday, Jan. 10, by Jameson Inns, Inc. over PR Newswire, we are advised by the company that the first paragraph, second sentence, should read “2:00 p.m.” rather than “2:30 p.m.” as the presentation time has changed from the originally issued time. Complete, corrected release follows:

Jameson Inns, Inc. Announces Participation in ICR XChange Investor Conference

ATLANTA, Jan. 10 /PRNewswire-FirstCall/ — Jameson Inns, Inc. (Nasdaq: JAMS), owner of Jameson Inn and Signature Inn hotels, today announced that the Company will attend the Eighth Annual ICR XChange Investor Conference in Naples, Florida. Mr. Thomas Kitchin, Chairman and Chief Executive Officer and Mr. Craig Kitchin, President and Chief Financial Officer will present to interested attendees at 2:00 p.m. Eastern time on January 12, 2006.

Interested listeners may access a live webcast of the presentation by visiting the investor relations section of the Company’s website at http://www.jamesoninns.com or by visiting the ICR XChange webcast link at http://www.icr-online.com/conference/X8/webcast.html.

For more information on the Eighth Annual ICR XChange, please visit http://www.icr-online.com/conference/X8/default.html or contact ICR at 203-682-8200.

About Jameson Inns

Jameson Inns, Inc. owns and operates 109 proprietary-branded hotel properties in the southeastern and Midwestern United States. The Company has also licensed 12 hotels to operate as Jameson Inns. In total, there are currently 121 Inns (105 under the Jameson Inn brand and 16 under the Signature Inn brand), with a combined 7,810 guestrooms in 13 states.

SOURCE Jameson Inns, Inc.

-0-                                                                              01/11/2006 C NYTU170

/CONTACT: Investor Relations of Jameson Inns, Inc., +1-866-277-3965/

/Web site: http://www.jamesoninns.com

                   http://www.icr-online.com/conference/X8/default.html /

(JAMS)